SUB-ITEM 77Q3

AIM Income Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2009
File number:  811-2699
Series No.:   16

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                      $ 1,198
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                      $   151
        Class C                      $   425
        Class R                      $    12
        Class Y                      $     9
        Institutional Class          $     -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.2175
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                       0.1879
        Class C                       0.1879
        Class R                       0.2078
        Class Y                       0.2275
        Institutional Class           0.2275


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        5,359
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          754
        Class C                        2,260
        Class R                           62
        Class Y                           48
        Institutional Class                1


74V.  1 Net asset value per share (to nearest cent)
        Class A                         8.16
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                         8.17
        Class C                         8.17
        Class R                         8.16
        Class Y                         8.16
        Institutional Class             8.16